AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 13, 1996.

                               Registration No. 333-_____________________
            ___________________________________________________

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
            ___________________________________________________
                                 FORM S-8
                          REGISTRATION STATEMENT
                     Under the Securities Act of 1933
            __________________________________________________

                              L.A. GEAR, INC.
          (Exact name of registrant as specified in its charter)
                 CALIFORNIA                              95-3375118
      (State or other jurisdiction of                 (I.R.S. Employer
       incorporation or organization)                Identification No.)

  2850 OCEAN PARK BOULEVARD, SANTA MONICA,              (310) 452-4327
              CALIFORNIA 90405
  (Address of principal executive offices)      (telephone number of principal
                                                       executive offices)

                L.A. GEAR, INC. 1992 STOCK OPTION PLAN FOR
      ELIGIBLE NONEMPLOYEE DIRECTORS AND ELIGIBLE EXECUTIVE OFFICERS
                         (Full title of the plan)

                             THOMAS F. LARKINS
                SENIOR VICE PRESIDENT, CHIEF ADMINISTRATIVE
                        OFFICER AND GENERAL COUNSEL
                              L.A. GEAR, INC.
        2850 OCEAN PARK BOULEVARD, SANTA MONICA, CALIFORNIA  90405
                  (Name and address of agent for service)
                              (310) 581-7307
                  (Telephone number of agent for service)

                      CALCULATION OF REGISTRATION FEE

                                                                 PROPOSED
                                                                 MAXIMUM
     TITLE OF                            PROPOSED MAXIMUM       AGGREGATE
 SECURITIES TO BE      AMOUNT TO BE       OFFERING PRICE         OFFERING           AMOUNT OF
    REGISTERED          REGISTERED          PER SHARE           PRICE (1)        REGISTRATION FEE
   Common Stock
(without par value)         600,000              $3.56             $2,136,000           $736.55


(1) Pursuant to Rule 457(h), the proposed maximum offering price per unit is estimated solely for the purpose of calculating the registration fee and is based upon the average of the high and low sales prices of the common stock of L.A. Gear, Inc., as reported on the New York Stock Exchange as of June 7, 1996, a date within five business days of the date on which this registration statement is being filed.







                             Page 1 of  11

                      Exhibit Index is on Page E-1


          THE CONTENTS OF THE REGISTRANT'S REGISTRATION
        STATEMENT ON FORM S-8, REGISTRATION NO. 33-53122,
              ARE INCORPORATED HEREIN BY REFERENCE.


                             PART II

                      INFORMATION REQUIRED
                  IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents have been filed by L.A. Gear, Inc. (the "Company") with the Securities and Exchange Commission
(the "Commission") and are incorporated herein by reference as of their respective dates:

          (a) The Annual Report of the Company on Form 10-K for the fiscal year ended November 30, 1995;

          (b) The Company's Report on Form 10-Q for the quarter ended February 29, 1996; and

          (c)  The Company's Current Reports on Form 8-K dated
December 12, 1995, February 9, 1996 and April 16, 1996.

          All documents filed subsequent to the date hereof by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

          Any statement contained in an Incorporated Document or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.



ITEM 8.   EXHIBITS.



Exhibit No.                Description                        Page

      5                Opinion of Fried, Frank,               E-2
                       Harris, Shriver & Jacobson

      23.1             Consent of Fried, Frank,
                       Harris, Shriver & Jacobson
                       (included as part of Exhibit 5
                       hereto)

      23.2             Consent of Price Waterhouse LLP        E-5

      24               Powers of Attorney (included
                       herein on pages  4-6)


                           SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended (the "Act"), the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on June 11, 1996.


                                   L.A. GEAR, INC.


                                   By:      /s/ Thomas F. Larkins
                                        -----------------------------
                                        Thomas F. Larkins
                                        Senior Vice President and Chief
                                        Administrative Officer



                        POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William L. Benford and Thomas F. Larkins and each or either of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

        Signature                     Title                  Date

/s/ Stanley P. Gold                                      June 11, 1996
- -------------------------   Director, Chairman of the
Stanley P. Gold             Board and Chief Executive
                            Officer and General Councel
			    (Principal Executive Officer)

/s/ William L. Benford                                   June 11, 1996
- -------------------------   President and Chief
William L. Benford          Operating Officer

/s/ Thomas F. Larkins                                    June 11, 1996
- -------------------------   Senior Vice President,
Thomas F. Larkins           Chief Administrative
                            Officer and General Counsel
                            (Principal Financial Officer)

/s/ Tracey C. Doi                                        June 11, 1996
- -------------------------   Vice President and
Tracey C. Doi               Controller


/s/ Walter C. Bladstrom                                  June 11, 1996
- -------------------------   Director
Walter C. Bladstrom

                             			         June 11, 1996
- -------------------------   Director
Allan E. Dalshaug

                            			         June 11, 1996
- -------------------------   Director
Willie D. Davis

/s/ Stephen A. Koffler                                   June 11, 1996
- -------------------------   Director
Stephen A. Koffler

/s/ Ann E. Meyers                                        June 11, 1996
- -------------------------   Director
Ann E. Meyers

/s/ Clifford A. Miller                                   June 11, 1996
- -------------------------   Director
Clifford A. Miller

/s/ Robert G. Moskowitz                                  June 11, 1996
- -------------------------   Director
Robert G. Moskowitz

/s/ Vappalak A. Ravindran                                June 11, 1996
- -------------------------   Director
Vappalak A. Ravindran

L.A. GEAR, INC.

                        INDEX TO EXHIBITS


Exhibit No.            Description                             Page
- -----------            -----------                             ----

      5            Opinion of Fried, Frank, Harris,            E-2
                   Shriver & Jacobson

      23.1         Consent of Fried, Frank, Harris,
                   Shriver & Jacobson (included as part
                   of Exhibit 5 hereto)

      23.2         Consent of Price Waterhouse LLP             E-5

      24           Powers of Attorney (included herein
                   on pages  4-6)